Exhibit 10.3

SILICON GRAPHICS INTERNATIONAL CORP.
SECOND AMENDMENT TO EMPLOYMENT LETTER

This SECOND AMENDMENT TO EMPLOYMENT LETTER (this “Second Amendment”), effective February 21, 2013 (the “Effective Date”), is executed by and between Silicon Graphics International Corp., a Delaware corporation (“SGI”), and Jennifer W. Pileggi (the “Executive”). SGI and the Executive are each individually referred to as a “Party” and are collectively referred to as the “Parties” herein.

RECITALS

Whereas, Executive and SGI have entered into an employment agreement letter dated September 9, 2011, as amended by a First Amendment dated December 17, 2012 (the “Employment Letter”); and

Whereas, the parties desire to amend the Employment Letter again.

AGREEMENT

Now therefore, in consideration of the mutual promises and covenants set forth in this Second Amendment, the receipt and sufficiency of which are hereby acknowledged, the Parties agree that upon the Effective Date, the Employment Letter is hereby amended as follows:

1.	Section 8 of the Employment Letter is hereby amended to read in its entirety as follows:
“CHANGE IN CONTROL SEVERANCE BENEFITS. If, within twelve (12) months following a Change in Control, your employment is terminated by the Company without Cause, or by you for Good Reason; and you sign, date, return to the Company and allow to become effective a release of all claims in the form attached hereto as Exhibit B or such other form satisfactory to the Company in its sole discretion (the “Release”), then in lieu of any Severance Benefits set forth in Section 9 herein, you shall be entitled to receive the following severance benefits (the “Change in Control Severance Benefits”); provided that you must execute and return the Release on or before the date specified by the Company in the prescribed form (the “Release Deadline”).  The Release Deadline will in no event be later than fifty (50) days after your separation.  If you fail to return the Release on or before the Release Deadline, or if you revoke the Release, then you will not be entitled to the benefits described in this Section 8.  The severance payments will commence within sixty (60) days after your separation and, once they commence, will include any unpaid amounts accrued from the date of your separation.  However, if the 60-day period described in the preceding sentence spans two calendar years, then the payments will in any event begin in the second calendar year.

a.
Accelerated Vesting. All unvested stock options and restricted stock units referred to herein and any subsequent grants of stock options, restricted stock units or any other equity awards granted under current or future plans shall become fully vested upon the closing of a Change in Control of the Company;

b.
Severance Pay. You will be eligible to receive severance pay in the total amount equal to the sum of (i) twelve (12) months of your base salary in effect as of the employment termination date (ii) the full amount of your annual performance bonus at target, and (iii) the prorated amount of your quarterly performance bonus at target for the fiscal quarter in which the

Exhibit 10.3

termination occurred. The severance pay will be paid in one lump sum payment, subject to required payroll deductions and withholdings; and

c.
COBRA Benefits. If you timely elect and continue to remain eligible for continued group health insurance coverage under federal COBRA law or, if applicable, state insurance laws (collectively, “COBRA”), the Company will pay your COBRA premiums sufficient to continue your group health insurance coverage at the same level in effect as of your employment termination date (including dependent coverage, if applicable) for twelve (12) months after the employment termination date; provided that, the Company’s obligation to pay your COBRA premiums will cease earlier if you become eligible for group health insurance coverage through a new employer and you must provide prompt written notice to the Company if you become eligible for group health insurance coverage through a new employer within twelve (12) months after your employment termination date. Notwithstanding the foregoing, if the Company determines, in its sole discretion, that it cannot provide the foregoing benefit without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Services Act), the Company shall instead provide you a taxable monthly payment in an amount equal to the monthly COBRA premium that you would otherwise be required to pay to continue your group health coverage in effect from the date of your termination of employment, which payments shall be made regardless of whether you elect COBRA continuation coverage and shall end on the earlier of (x) the date on which you obtain other employment and (y) twelve (12) months after your employment termination date."

2. Section 9 of the Employment Letter is hereby amended to read in its entirety as follows:
“SEVERANCE BENEFITS. If, at any time other than during the twelve (12) month period following a Change in Control, your employment is terminated by the Company without Cause, or by you for Good Reason; and you sign, date, return to the Company and allow to become effective the Release, then you shall be entitled to receive the following severance benefits (the “Severance Benefits”); provided that you must execute and return the Release on or before the Release Deadline. If you fail to return the Release on or before the Release Deadline, or if you revoke the Release, then you will not be entitled to the benefits described in this Section 9. The severance payments will commence within sixty (60) days after your separation and, once they commence, will include any unpaid amounts accrued from the date of your separation.  However, if the sixty (60) day period described in the preceding sentence spans two calendar years, then the payments will in any event begin in the second calendar year.

a.
Severance Pay. You will be eligible to receive severance pay in the total amount equal to the sum of (i) six (6) months of your base salary in effect as of the employment termination date, and (ii) the prorated amount of your quarterly performance bonus at target for the fiscal quarter in which the termination occurred. The severance pay will be subject to required payroll deductions and withholdings, and will be paid in thirteen (13) equal installments over a period of six (6) months, with such payments made on the Company’s normal payroll schedule; and

b.
COBRA Benefits. If you timely elect and continue to remain eligible for COBRA, the Company will pay your COBRA premiums sufficient to continue your group health insurance coverage at the same level in effect as of your employment termination date (including

Exhibit 10.3

dependent coverage, if applicable) for six (6) months after the employment termination date; provided that, the Company’s obligation to pay your COBRA premiums will cease earlier if you become eligible for group health insurance coverage through a new employer and you must provide prompt written notice to the Board if you become eligible for group health insurance coverage through a new employer within six (6) months after your employment termination date. Notwithstanding the foregoing, if the Company determines, in its sole discretion, that it cannot provide the foregoing benefit without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Services Act), the Company shall instead provide you a taxable monthly payment in an amount equal to the monthly COBRA premium that you would otherwise be required to pay to continue your group health coverage in effect from the date of your termination of employment, which payments shall be made regardless of whether you elect COBRA continuation coverage and shall end on the earlier of (x) the date on which you obtain other employment and (y) six (6) months after your employment termination date.”
3. Except as amended herein, the Employment Letter shall remain in full force and effect without modification thereto.
IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the Effective Date.

SILICON GRAPHICS	EXECUTIVE
INTERNATIONAL CORP.

By: /s/ Jennifer Pratt	By: /s/ Jennifer W. Pileggi
Name: Jennifer Pratt	Name: Jennifer W. Pileggi
Title: SVP, Human Resource	Title: SVP, General Counsel and Corporate Secretary

Signature Date: April 4, 2013	Signature Date: April 4, 2013